                                   KUTAK ROCK
                                  A PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                   SUITE 2900
                             717 SEVENTEENTH STREET
                              DENVER, CO 80202-3329



November 27, 1996


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, CD  20549

         RE:      RULE 24f-2
                  SEC File No. 33-11981
                  Colorado BondShares - A Tax-Exempt Fund

To Whom it May Concern:

We have reviewed the books and procedures of Colorado BondShares - A Tax Exempt Fund (the "Fund") and representations of the Fund and on the basis thereof it is our opinion that during the fiscal year ended September 30, 1996 724,744.561 shares were issued by the Fund and 431,911.072 shares were redeemed by the Fund for net sales of $2,707,923.49. Each of the shares sold was legally issued, fully paid and non-assessable. The Securities and Exchange Commission is authorized to use our representations made in this letter for any purpose they deem necessary.

                                            Sincerely yours,

                                            /s/ Robert J. Ahrenholz

                                            Robert J. Ahrenholz